Exhibit 99.1

Ozop Energy OZSC Executes Agreement with Bical Auto Mall

WARWICK, NY, February 3, 2021 - Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), has announced that its fully owned subsidiary Ozop Energy Systems (OES) has announced an agreement with Bical Auto Mall, the largest dealership in the NY metropolitan area to purchase and resell EV chargers.

The initial order is for 4 EV chargers for two locations (@ $80K) for Bical and we have executed a vendor agreement between the two companies so they can resell to the LMA, of which Mr. Bical is president, which is comprised of 300 additional dealerships in New York.

“We are extremely pleased to be working with Bical Auto Mall, an amazing family run company for over thirty years and two generations.” Stated Brian Conway CEO of Ozop Energy Systems Bical Auto Mall is the largest dealership in the metropolitan area that comprises of all four general motors brands that are Chevrolet, Buick, GMC, and Cadillac. Also, Mr. Bical has a second store located in Valley Stream New York called “Bical Chevrolet” that comprises solely of Chevrolet.”

Mr. Bical was born and raised in Guyana and came to America to live the American Dream. He worked as a mechanic for a dealership called “Kristal Auto Mall” and after some time an opportunity aroused for Mr. Bical to become a partner in the dealership. After excelling as a partner, Mr. Bical was able to become the sole owner of Kristal Auto Mall and expand his stores. In 2018 Mr. Bical built “Bical Auto Mall” that stretches over 2.2. acres of land and glistens by the water. Also, Mr. Bical has fostered a secure relationship with General Motors as he is the current president of marketing for Cadillac representing the east coast and is Vice-President of marketing for Chevrolet representing the east coast.

Mr. Bical and his family are very excited to work with of Ozop Systems/ PCTI products and embark on a new adventure. Mr. Bical stated, “it’s a new project that we cannot wait to start.” Bical Auto Mall | Chevy Dealer Brooklyn | NY Chevrolet Sales

For more information on PCTI please follow on the link, www.pcti.com.

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

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